Exhibit 32.1
Certification of Principal Executive Officer Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
The certification set forth below is being submitted in connection with the Quarterly Report on Form 10-Q of Venture Global, Inc. for the period ending September 30, 2025 (the “Report”) for the purpose of complying with Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code.
Michael Sabel, the Chief Executive Officer of Venture Global, Inc., certifies that, to the best of his knowledge:
1.the Report fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and
2.the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Venture Global, Inc.
Date: November 10, 2025

/s/ Michael Sabel
Name: Michael Sabel
Chief Executive Officer